Exhibit 23-a

                  CONSENT OF COUNSEL

     As Senior Vice President-Corporate Services and
Corporate Secretary of Kansas City Power & Light
Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and consent to the incorporation by reference of such statements in the Company's previously-filed Form S-3
Registration Statements (Registration No. 33-51799,
Registration No. 333-50396, and Registration No. 333-
18139) and Form S-8 Registration Statements
(Registration No. 33-45618 and Registration No. 333-
32636).

                          /s/Jeanie Sell Latz
                          Jeanie Sell Latz


Kansas City, Missouri
February 28, 2001